VOYAGEUR MUTUAL FUNDS II

Registration No. 811-04989
FORM N-SAR
Annual Period Ended August 31, 2012

SUB-ITEM 77B: Accountant's report on internal control

Accountant's report on internal control, attached as Exhibit.

WS: MFG_Philadelphia: 865307: v1

WS: MFG_Philadelphia: 865307: v1